Exhibit 99.1

Argan, Inc.’s Gemma Power Systems Receives Full Notice to Proceed

on EPC Contract for 1,350 MW Combined-Cycle Power Plant in Texas

October 30, 2025 – ARLINGTON, VA – Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) today announces that its wholly owned subsidiary, Gemma Power Systems (“Gemma”), received full notice to proceed on an engineering, procurement and construction (“EPC”) services contract with CPV Basin Ranch Holdings LLC, an affiliate of Competitive Power Ventures (“CPV”), the developer of the CPV Basin Ranch Energy Center located in Ward County, Texas. The 1,350 MW, 2–1×1 combined-cycle power plant featuring GE 7HA.03 turbines is being designed with the option to include a carbon capture capability.

Construction is expected to begin this fall, with a current scheduled project completion date in 2028. Under the contract, Gemma will provide full EPC services for the new power facility, which will deliver reliable, efficient, and environmentally responsible energy to the region. Gemma selected POWER Engineers, Inc. to perform the detailed engineering for the project. The CPV Basin Ranch Energy Center represents a significant investment in strengthening the local power infrastructure, supporting economic development, and contributing to the transition toward cleaner energy solutions.

“Gemma is proud to continue our strong partnership with CPV and to play a key role in the construction of the CPV Basin Ranch Energy Center,” said Charles E. Collins, IV, President and CEO of Gemma. “This project highlights our team’s expertise in delivering complex power generation facilities safely, on schedule, and to the highest standards of quality.”

“CPV Basin Ranch Energy Center will not only bring much needed, dispatchable generation to the State of Texas, it will provide direct economic benefits to Ward County. During the construction phase, thousands of jobs will be created to support the local economy led largely by our EPC partner,” said Peter Podurgiel, CPV’s President of Low Carbon Generation. “Our confidence in Gemma is built on the company’s history of upholding the highest levels of safety and professionalism, while consistently delivering on time. We look forward to this exciting next chapter for CPV Basin Ranch.”

Construction of the CPV Basin Ranch Energy Center is expected to support thousands of direct, indirect, and induced jobs during construction and will generate long-term benefits for the surrounding communities. Once operational, the facility will be capable of powering the equivalent of 850,000 West Texas homes using locally sourced natural gas and freeing much-needed pipeline capacity.

About Gemma Power Systems

Gemma, a wholly owned subsidiary of Argan, is a leading EPC services company providing innovative solutions for the power industry, including the renewable energy sector. Their wide-ranging and comprehensive experience comprises nearly 20 GW of installed capacity including combined cycle and simple cycle natural gas power generating plants, biomass-fired power plants, solar facilities, wind farms, biofuel plants and other environmental facilities. Additional information about Gemma Power Systems can be found at www.gemmapower.com.

About Argan

Argan’s primary business is providing a full range of construction and related services to the power industry. Argan’s service offerings focus on the engineering, procurement and construction of natural gas-fired power plants and renewable energy facilities, along with related commissioning, maintenance, project development and technical consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns The Roberts Company, which is a fully integrated industrial construction, fabrication and plant services company, and SMC Infrastructure Solutions, which provides telecommunications infrastructure services.

Safe Harbor Statement

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Reference is hereby made to the cautionary statements made by the Company with respect to risk factors set forth in its most recent reports on Form 10-K, Forms 10-Q and other SEC filings. The Company’s future financial performance is subject to risks and uncertainties including, but not limited to, the successful addition of new contracts to project backlog, the receipt of corresponding notices to proceed with contract activities and the Company’s ability to successfully complete the projects that it obtains. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to the risk factors highlighted above and described regularly in the Company’s SEC filings.

Company Contact:
David Watson
301.315.0027 Investor Relations Contacts: John Nesbett/Jennifer Belodeau IMS Investor Relations 203.972.9200